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                                                                     EXHIBIT 2.2

                    LIST OF SCHEDULES TO PURCHASE AGREEMENT
                AMONG AMTECH CORPORATION, ASSA ABLOY AB, ETAL.
                                                         ----


Exhibit A     --    Assets
Exhibit B     --    Excluded Assets and Excluded Liabilities
Exhibit C     --    Assumed Liabilities
Exhibit D     --    Balance Sheets
Schedule 4.1  --    Jurisdictions where Sellers have assets or are qualified to transact business
Schedule 4.3  --    Liens
Schedule 4.4  --    Condition of Assets
Schedule 4.7  --    GAAP Financial Statement Preparation
Schedule 4.9  --    Absence of Material Adverse Changes
Schedule 4.10 --    Taxes, Tax Returns, Notices and Reports, and Other Tax
                    Related Information
Schedule 4.11 --    Litigation
Schedule 4.14 --    Contracts
Schedule 4.16 --    Employees
Schedule 4.17 --    Excluded Employee Benefit Plan Liabilities
Schedule 4.18 --    Employment Contracts
Schedule 4.19 --    Intellectual Property
Schedule 4.20 --    Insurance
Schedule 4.21 --    Sellers' Interest in Competitors
Schedule 4.24 --    Material Assets and Liabilities of Cardkey Systems Pacific
                    Pty. Limited
Schedule 4.26 --    Governmental Authorizations
Schedule 6.11 --    Business Names Acquired
Schedule 7.4  --    Excluded Employees